Exhibit 10.9
BANCTRUST FINANCIAL GROUP, INC.
AMENDED AND RESTATED
2001 INCENTIVE COMPENSATION PLAN
     This Amended and Restated 2001 Incentive Compensation Plan (the “Plan”) is executed by the undersigned effective as of the date set forth below.
R E C I T A L S
A.	BancTrust Financial Group, Inc. (formerly South Alabama Bancorporation, Inc.) (the “Company”) has in place the Plan, which was previously amended.

B.	Since the adoption of the Plan, Section 409A of the Code (as defined below), and the regulations and guidance thereunder (“Section 409A”), has been enacted setting forth restrictions and requirements for deferred compensation.

C.	The purpose of this amendment and restatement of the Plan is to make appropriate changes to either exempt the Plan from the application of, or to bring the Plan into compliance with, Section 409A, all approved by the Directors of the Company.
Article I
Purpose, Scope and Administration of the Plan
     Section 1.1 Purpose. The purpose of the Plan is to promote the long-term success of the Company and its Subsidiary Corporations (as defined below) by providing financial incentives to key employees and directors who are in positions to make significant contributions toward such success. The Plan is designed to attract individuals of outstanding ability to serve as directors with the Company or employment with the Company and its Subsidiary Corporations and to encourage key employees and directors to acquire a proprietary interest in the Company, to continue in their positions with the Company or its Subsidiary Corporations, and to render superior performance for the benefit of the Company and its Subsidiary Corporations.
     Section 1.2 Definitions. Unless the context clearly indicates otherwise, for purposes of this Plan, the following terms have the respective meanings as set forth below:
          (a) “Board of Directors” means the Board of Directors of BancTrust Financial Group, Inc. or any successor corporation.
          (b) “Code” means the Internal Revenue Code of 1986, as amended.
          (c) “Committee” means the Personnel/Compensation Committee of the Board of Directors (or any successor thereto).

          (d) “Common Stock” means the common stock of BancTrust Financial Group, Inc., or such other class of shares or other securities to which the provisions of the Plan may be applicable by reason of the operation of Section 5.1 hereof.
          (e) “Company” means BancTrust Financial Group, Inc. or any successor corporation.
          (f) “Director” means any elected member of the Board of Directors of the Company.
          (g) “Employee” means any person employed by the Company or any Subsidiary Corporation.
          (h) “Fair Market Value” of a share of Common Stock on any particular date means (i) if the Common Stock is readily tradable on an “established securities market” (within the meaning of Treasury Regulation 1.409A-1(b)(5)(iv)(A)) on the date in question, then the Fair Market Value per share shall be the average of the highest and lowest selling price on such market on such date, or if there were no sales on such date, then the Fair Market Value shall be the mean between the bid and asked price on such date; and (ii) if the Common Stock is traded otherwise than on an “established securities market” (within the meaning of Treasury Regulation 1.409A-1(b)(5)(iv)(A)) on the date in question, then the Fair Market Value per share shall be the mean between the bid and asked price on such date, or, if there is no bid and asked price on such date, the next prior business day on which there was a bid and asked price. If no such bid and asked price is available, then the Fair Market Value per Share shall be its fair market value as determined by the Board of Directors, in its sole and absolute discretion but in good faith, within the requirements of Code Section 422(b)(4) (with respect to Incentive Stock Options) or Code Section 409A (with respect to Supplemental Stock Options, Stock Appreciation Rights and Restricted Stock Awards).
          (i) “Grant Date”, as used with respect to a particular Option, Stock Appreciation Right, or Restricted Stock Award, means the date as of which such Option, Right, or Award is granted by the Board of Directors pursuant to the Plan.
          (j) “Grantee” means the Employee or Director to whom an Option, Stock Appreciation Right, or Restricted Stock Award is granted by the Board of Directors pursuant to the Plan.
          (k) “Incentive Stock Option” means an Option that qualifies as an incentive stock option as described in Section 422 of the Code.
          (l) “Option” means an option granted by the Board of Directors pursuant to Article II hereof to purchase shares of Common Stock, which shall be designated at the time of grant as either an Incentive Stock Option or a Supplemental Stock Option, as provided in Section 2.1 hereof.

          (m) “Option Agreement” means the agreement between the Company and a Grantee under which the Grantee is granted an Option or an Option and Stock Appreciation Right pursuant to the Plan.
          (n) “Option Period” means, (i) with respect to any Incentive Stock Option granted hereunder, the period beginning on the Grant Date and ending at such time not later than the tenth anniversary of the Grant Date, as the Board of Directors, in its sole discretion, shall determine, and (ii) with respect to any Supplemental Stock Option or Stock Appreciation Right granted hereunder, the period beginning on the Grant Date and ending at such time not later than the tenth anniversary of the date on which the Supplemental Stock Option or Stock Appreciation Right may first be exercised, as the Board of Directors, in its sole discretion, shall determine.
          (o) “Permanent Disability”, as applied to a Grantee, means that the Grantee (1) has established to the satisfaction of the Board of Directors that the Grantee is unable to engage in substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to last for a continuous period of not less than 12 months (all within the meaning of Section 422(c)(6) and Section 22(e)(3) of the Code), and (2) has satisfied any requirement imposed by the Board of Directors in regard to evidence of such disability.
          (p) “Plan” means the 2001 Incentive Compensation Plan as set forth herein and as amended from time to time.
          (q) “Restricted Stock Agreement” means the agreement between the Company and a Grantee under which the Grantee is granted a Restricted Stock Award pursuant to the Plan.
          (r) “Restricted Stock Award” means an award of Common Stock which is granted by the Board of Directors pursuant to Article IV hereof and which is restricted against sale or other transfer in a manner and for a specific period of time determined by the Board of Directors.
          (s) “Restriction Period” means, with respect to any Restricted Stock Award granted hereunder, the period beginning on the Grant Date and ending at such time, but not sooner than the first annual anniversary of the Grant Date, as the Board of Directors in its sole discretion, shall determine.
          (t) “Retirement”, as applied to a Grantee (i) who is an employee, means normal or early retirement as provided for in the applicable qualified pension plan of the Company and/or one or more of its Subsidiary Corporations; provided that a Grantee shall not be deemed to have retired if his employment is terminated by the Company because of negligence or malfeasance; and (ii) who is a Director, means ceasing to serve as an elected member of the Board of Directors, whether by resignation, removal or failure to stand for reelection or to be reelected.
          (u) “Stock Appreciation Right” means a right granted pursuant to Article III hereof by the Board of Directors, in conjunction with an Option, to receive payment equal to any increase in the Fair Market Value of a share of Common Stock from the Grant Date to the date of exercise of such right, in lieu of exercise of the Option for such share.
          (v) “Subsidiary Corporation” of the Company means any present or future corporation (other than the Company) which would be a “subsidiary corporation” as defined in Section 424(f) and (g) of the Code and which would qualify as an eligible issuer of service recipient stock pursuant to Section 409A of the Code.
          (w) “Supplemental Stock Option” means any Option granted under this Plan, other than an Incentive Stock Option.
     Section 1.3 Aggregate Limitation.
          (a) The aggregate number of shares of Common Stock with respect to which Options, Stock Appreciation Rights, and Restricted Stock Awards may be granted shall not exceed 500,000 shares of Common Stock, subject to adjustment in accordance with Section 5.1.
          (b) Any shares of Common Stock to be delivered by the Company upon the grant of Restricted Stock Awards or the exercise of Options or Stock Appreciation Rights shall, at the discretion of the Board of Directors, be issued from the Company’s authorized but unissued shares of Common Stock or be transferred from any available treasury stock or a grantor trust created by the Company.
          (c) In the event that any Option or Stock Appreciation Right expires or otherwise terminates prior to being fully exercised, or any Restricted Stock Award as to which the Grantee received no benefits of ownership of the underlying Common Stock is forfeited, the Board of Directors may grant a new Option, Stock Appreciation Right, or Restricted Stock Award hereunder to any eligible Grantee for the shares with respect to which the expired or terminated Option or Stock Appreciation Right was not exercised or which were forfeited when the terms and conditions of the Restricted Stock Award were not satisfied.
     Section 1.4 Administration of the Plan
          (a) The Plan shall be administered by the Board of Directors, which shall have the authority:
               (1) To determine those Directors and key Employees to whom, and the times at which, Options, Stock Appreciation Rights, and/or Restricted Stock Awards shall be granted and the number of shares of Common Stock to be subject to each such Option, Right, and/or Award, taking into consideration the nature of the services rendered by the particular Employee or Director, the Employee’s or Director’s potential contribution to the long-term success of the Company and/or one or more of its Subsidiary Corporations and such other factors as the Board of Directors in its discretion shall deem relevant;

               (2) To interpret and construe the provisions of the Plan and to establish rules and regulations relating to it;
               (3) To prescribe the terms and conditions of the Option Agreements for the grant of Options and Stock Appreciation Rights (which need not be identical) in accordance and consistent with the requirements of the Plan;
               (4) To prescribe the terms and conditions of the Restricted Stock Agreements (which need not be identical to the terms and conditions of any Option Agreements) in accordance and consistent with the requirements of the Plan;
               (5) To make all other determinations necessary or advisable to administer the Plan in a proper and effective manner; and
               (6) To determine whether the Supplemental Stock Options, Stock Appreciation Rights and Restricted Stock Awards are exempt from the application of Section 409A of the Code or are in compliance with Section 409A of the Code.
          (b) The Board of Directors shall act only by vote or agreement of a majority of its members. All decisions and determinations of the Board of Directors in the administration of the Plan and in response to questions or other matters concerning the Plan or any Option, Stock Appreciation Right, or Restricted Stock Award shall be final, conclusive, and binding on all persons, including, without limitation, the Company, its Subsidiary Corporations, the shareholders and directors of the Company, and any persons having any interest in any Options, Stock Appreciation Rights, or Restricted Stock Awards which may be granted under the Plan.
          (c) The authority and power of the Board of Directors hereunder is purely discretionary and shall not be deemed to be mandatory. No Employee or class or group of Employees and no Director shall have any right or privilege to demand or require the granting of any Option, Stock Appreciation Right, or Restricted Stock Award or the consideration thereof, at any time. All Options, Stock Appreciation Rights, and Restricted Stock Awards hereunder (if any) shall be granted in the absolute and unrestricted discretion of the Board of Directors. All decisions, determinations and interpretations of the Board of Directors shall be final and conclusive on all persons affected thereby.
          (d) The Board of Directors may delegate to the Committee such duties as it shall in its sole discretion determine; provided, that the Committee shall not be granted authority to grant Options, Stock Appreciation Rights or Restricted Stock Awards unless it shall be composed solely of two or more members of the Board of Directors who are Non-Employee Directors within the meaning of Section 16b-3(b)(3) promulgated under the Securities Exchange Act of 1934. Without limiting the foregoing, the Committee may be empowered to recommend grants and the specific terms of any Option, Stock Appreciation Right or Restricted Stock Award within the terms permitted under this Plan.

          (e) In addition to such other rights of indemnification as they may have, the members of the Board of Directors shall be indemnified by the Company in connection with any claim, action, suit or proceeding relating to any action taken or failure to act under or in connection with the Plan or any Option, Stock Appreciation Right or Restricted Stock Award granted hereunder to the full extent provided for under the Company’s governing instruments with respect to indemnification of Directors.
     Section 1.5 Eligibility for Awards.
          The Board of Directors shall designate from time to time the key Employees of the Company and/or one or more of its Subsidiary Corporations who are to be granted Options, Stock Appreciation Rights, and/or Restricted Stock Awards. All Directors shall be eligible for Options and Restricted Stock Awards, as determined by the Board of Directors in its discretion.
     Section 1.6 Effective Date and Duration of Plan.
          This Plan became effective upon its adoption by the Board of Directors in 2001; provided, that any grant of Options, Stock Appreciation Rights, or Restricted Stock Awards under the Plan prior to approval of the Plan by the shareholders of the Company was subject to such shareholder approval within twelve months of adoption of the Plan by the Board of Directors in 2001. Unless previously terminated by the Board of Directors, the Plan (but not any then outstanding Options, Stock Appreciation Rights, or Restricted Stock Awards which have not yet expired or otherwise been terminated) shall terminate on the tenth annual anniversary of its adoption by the Board of Directors in 2001.
Article II
Stock Options
     Section 2.1 Grant of Options.
          (a) The Board of Directors may from time to time, subject to the provisions of the Plan, grant Options to key Employees and Directors under appropriate Option Agreements to purchase shares of Common Stock up to the aggregate number of shares of Common Stock set forth in Section 1.3(a) hereof.
          (b) The Board of Directors may designate any Option granted hereunder which satisfies the requirements of Sections 2.2 and 2.3 hereof as an Incentive Stock Option and may designate any Option granted hereunder as a Supplemental Stock Option, or the Board of Directors may designate a portion of an Option as an Incentive Stock Option (so long as the portion satisfies the requirements of Sections 2.2 and 2.3 hereof) and the remaining portion as a Supplemental Stock Option. Any portion of an Option that is not designated as an Incentive Stock Option shall be a Supplemental Stock Option. A Supplemental Stock Option must satisfy the requirements of Section 2.2 hereof, but shall not be subject to the requirements of Section 2.3.

     Section 2.2 Option Requirements.
          (a) An Option shall be evidenced by an Option Agreement specifying the number of shares of Common Stock that may be purchased by its exercise and containing such other terms and conditions consistent with the Plan as the Board of Directors shall determine to be applicable to that particular Option.
          (b) No Options shall be granted under the Plan on or after the tenth annual anniversary of the date upon which the Plan was adopted by the Board of Directors in 2001.
          (c) No Option may be exercised prior to the expiration of one year after its Grant Date.
          (d) An Option shall expire by its terms at the expiration of the Option Period and shall not be exercisable thereafter.
          (e) The Board of Directors may provide in the Option Agreement for the expiration or termination of the Option prior to the expiration of the Option Period, upon the occurrence of any event specified by the Board of Directors.
          (f) An Option shall not be transferable other than by will or the laws of descent and distribution and, during the Grantee’s lifetime, an Option shall be exercisable only by the Grantee.
          (g) A person electing to exercise an Option shall give written notice of such election to the Company, in such form as the Board of Directors may require, accompanied by payment in the manner determined by the Board of Directors, of the full purchase price of the shares of the Common Stock for which the election is made. Payment of the purchase price shall be made in cash or in such other form as the Board of Directors may approve, including shares of Common Stock valued at their Fair Market Value on the date of exercise of the Option.
          (h) Notwithstanding the Option Period applicable to an Option granted hereunder, such Option, to the extent that it has not previously been exercised, shall terminate upon the earliest to occur of (1) the expiration of the applicable Option Period as set forth in the Option Agreement granting such Option, (2) the expiration of the three months after the Grantee’s Retirement, (3) as to an Employee, the expiration of one year after the Grantee ceases to be employed by the Company or any of its Subsidiary Corporations due to Permanent Disability, (4) the expiration of one year after the Grantee ceases to be employed by the Company or any of its Subsidiary Corporations or to serve as a Director due to the death of the Grantee, or (5) the date the Grantee ceases to be employed by the Company or any of its Subsidiary Corporations or to serve as a Director for any reason other than Retirement, Permanent Disability, or death.

          (i) The exercise of any number of Stock Appreciation Rights granted under an Option Agreement shall result in a simultaneous corresponding reduction in the number of shares of Common Stock then available for purchase by exercise of the related Option.
          (j) The Option price per share of Common Stock shall be equal to the Fair Market Value of a share of Common Stock on the Grant Date.
     Section 2.3 Incentive Stock Option Requirements.
          (a) An Option designated by the Board of Directors as an Incentive Stock Option is intended to qualify as an “incentive stock option” within the meaning of subsection (b) of Section 422 of the Code and shall satisfy, in addition to the conditions of Section 2.2 above, the conditions set forth in this Section 2.3.
          (b) The Option price per share of Common Stock shall be equal to the Fair Market Value of a share of Common Stock on the Grant Date, except as provided in paragraph (c) immediately below.
          (c) An Incentive Stock Option shall not be granted to an individual who, on the Grant Date, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any of its Subsidiary Corporations, unless the Board of Directors provides in the Option Agreement with any such individual that the Option price per share of Common Stock will not be less than 110% of the Fair Market Value of a share of Common Stock on the Grant Date and the Option Period will not extend beyond five years from the Grant Date.
          (d) The aggregate Fair Market Value, determined on the Grant Date, of the shares of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Grantee during any calendar year under the Plan or under any other plan of the Company shall not exceed $100,000.
     Section 2.4 Modification of Options.
At any time, and from time to time, the Board of Directors may modify an outstanding Option, provided no such modification shall (i) confer on the holder of such Option any right or benefit which could not be conferred on him by the grant of a new Option at such time, (ii) impair the Option without the consent of the holder of the Option, (iii) cause the Option to not be exempt from the application of Section 409A of the Code unless the Option can be amended in such a way as to satisfy the requirements of Section 409A of the Code, or (iv) violate any requirement applicable to deferred compensation under Section 409A of the Code.
ARTICLE III
Stock Appreciation Rights
     Section 3.1 Grant and Exercise of Rights.

          (a) In conjunction with any Option granted to an Employee hereunder, the Board of Directors may, in its discretion, grant a Stock Appreciation Right with respect to each share of Common Stock which may be purchased by the exercise of such Option. Directors who are not Employees shall not be eligible for Stock Appreciation Rights. A Stock Appreciation Right may not be granted in conjunction with an Incentive Stock Option under circumstances in which the exercise of the Stock Appreciation Right affects the right to exercise the Incentive Stock Option or vice versa, unless the Stock Appreciation Right, by its terms, meets all of the following requirements: (1) the Stock Appreciation Right will expire no later than the Incentive Stock Option; (2) the Stock Appreciation Right may be for no more than the difference between the exercise price of the Incentive Stock Option and the Fair Market Value of the shares subject to the Incentive Stock Option at the time the Stock Appreciation Right is exercised; (3) the Stock Appreciation Right is transferable only when the Incentive Stock Option is transferable, and under the same conditions; (4) the Stock Appreciation Right may be exercised only when the Incentive Stock Option may be exercised; and (5) the Stock Appreciation Right may be exercised only when the Fair Market Value of the shares subject to the Incentive Stock Option exceeds the exercise price of the Incentive Stock Option.
          (b) Upon exercise of a Stock Appreciation Right, the Company shall pay the amount by which the Fair Market Value of a share of Common Stock on the date of exercise exceeds the Fair Market Value of a share of Common Stock on the Grant Date, but only to the extent that such amount does not exceed 200% of the Fair Market Value of a share of Common Stock on the Grant Date. A Stock Appreciation Right may not be exercised unless the Fair Market Value of a share of Common Stock on the date of exercise exceeds the Fair Market Value of a share of Common Stock on the Grant Date.
          (c) Payment upon exercise of a Stock Appreciation Right may be made, in the discretion of the Board of Directors, in (1) cash, (2) in shares of Common Stock valued at Fair Market Value on the date of exercise, or (3) partly in cash and partly in shares of Common Stock.
     Section 3.2 Rights Requirements.
          (a) Stock Appreciation Rights shall be granted under and evidenced by the Option Agreement under which the related Option is granted, containing such terms and conditions consistent with the Plan as the Board of Directors shall determine, and shall be exercisable to the extent allowed under such terms and conditions.
          (b) Stock Appreciation Rights granted in relation to an Option (1) shall be exercisable only to the extent and only when the Option is exercisable, (2) shall expire or otherwise terminate simultaneously with the expiration or termination of the related Option, (3) shall be transferable only when the related Option is transferable and under the same conditions, (4) shall be exercised by the Grantee giving written notice of such exercise to the Company, in such form as the Board of Directors may require, and (5) shall be reduced upon each exercise of the related Option by the number of Stock Appreciation Rights which corresponds to the number of shares of Common Stock purchased pursuant to such exercise.
ARTICLE IV
Restricted Stock Awards
     Section 4.1 Grant of Awards. The Board of Directors may, from time to time, subject to the provisions of the Plan, grant Restricted Stock Awards to key Employees and Directors under appropriate Restricted Stock Agreements. The date on which the Board of Directors approves the grant of the Restricted Stock Award shall be considered the date of grant of the Award. The Board of Directors shall maintain records as to all grants of Restricted Stock Awards under the Plan.
     Section 4.2 Award Requirements.
          (a) A Restricted Stock Award shall be evidenced by a Restricted Stock Agreement specifying the number of shares of Common Stock that are awarded and containing such terms and conditions consistent with the Plan as the Board of Directors shall determine to be applicable to that particular Award, which Agreement shall contain in substance the following terms and conditions:
               (1) Shares awarded pursuant to Restricted Stock Awards shall be subject to such conditions, terms, and restrictions (including, for example, continuation of employment by the Company or any of its Subsidiary Corporations) and for such Restriction Period or Periods as may be determined by the Board of Directors.
               (2) Shares awarded, and the right to vote such shares and to receive dividends thereon, may not be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered, except as herein provided, during the Restriction Period applicable to such shares. Notwithstanding the foregoing, and except as otherwise provided in the Plan or in a Restricted Stock Award, a Grantee awarded Restricted Stock shall have all the other rights of a shareholder, including the right to receive dividends and the right to vote such shares.
               (3) Each certificate issued in respect of Common Stock awarded to a Grantee shall be deposited with the Company, or its designee, or in the Board of Directors’ discretion delivered to the Grantee, and shall bear an appropriate legend noting the existence of the restrictions under Section 4.2(a)(2) hereof upon such Common Stock.
               (4) Each Restricted Stock Agreement shall specify the terms and conditions upon which any restrictions upon shares awarded under the Plan shall lapse, as determined by the Board of Directors (including, for example, a change in control, as defined by the Board of Directors from time to time, during the Restriction Period). Upon lapse of such restrictions, shares of Common Stock free of any restrictive legend, other than as may be required under Article V hereof, shall be issued and delivered to the Grantee or his legal representative.

               (5) If a Restricted Stock Award provides for a delayed delivery date of the shares awarded pursuant thereto (i.e., a restricted stock unit), such delayed delivery date shall be in compliance with Section 409A.
          (b) If a Grantee ceases to be employed by or to serve as a Director of the Company or any of its Subsidiary Corporations during a Restriction Period as a result of Retirement, Permanent Disability, or death, the extent to which restrictions shall be deemed to have lapsed shall be determined by the Board of Directors by multiplying the amount of the Restricted Stock Award by a fraction, the numerator of which is the full number of calendar months such Grantee was employed or served during the Restriction Period and the denominator of which is the total number of full calendar months in the Restriction Period. If a Grantee ceases to be employed by or to serve as a Director of the Company or any of its Subsidiary Corporations for any reason other than as described in the preceding sentence, the Grantee shall be deemed not to have satisfied the restrictions associated with the Restricted Stock Award unless the Board of Directors determines otherwise in its sole discretion (in which event the extent to which restrictions will be deemed to have lapsed shall not exceed the amount determined pursuant to the preceding sentence).
ARTICLE V
General Provisions
     Section 5.1 Adjustment Provisions; Change of Control.
          (a) Subject to paragraph (b) below, in the event of (1) any dividend payable in shares of Common Stock; (2) any recapitalization, reclassification, split-up, or consolidation of, or other change in, the Common Stock; or (3) any exchange of the outstanding shares of Common Stock, in connection with a merger, consolidation, or other Reorganization (as defined below) of or involving the Company or a sale by the Company of all or a portion of its assets, for a different number or class of shares of stock or other securities of the Company or shares of the stock or other securities of any other corporation; then the Board of Directors shall, in such manner as it shall determine in its sole discretion, appropriately adjust the number and class of shares or other securities which shall be subject to Options, Stock Appreciation Rights, and Restricted Stock Awards and/or the purchase price per share which must be paid thereafter upon exercise of any Option and which will be used to determine the amount which any Grantee would receive upon exercise thereafter of Stock Appreciation Rights; provided, however, that any adjustments made pursuant to this Section 5.1(a) will not cause a Supplemental Stock Option, Stock Appreciation Right or Restricted Stock Award to lose its exemption from the application of Section 409A of the Code, or to violate any requirement applicable to deferred compensation under Section 409A of the Code. Any such adjustments made by the Board of Directors shall be final, conclusive, and binding upon all persons, including, without limitation, the Company, its Subsidiary Corporations, the shareholders and directors of the Company, and any persons having any interest in any Options, Stock Appreciation Rights, or Restricted Stock Awards which may be granted under the Plan.
          (b) Subject to any required action by the shareholders, if the Company shall be the surviving or resulting corporation in any merger, consolidation, or other Reorganization, any

Option, Stock Appreciation Right, or Restricted Stock Award granted hereunder shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to the Option, Stock Appreciation Right, or Restricted Stock Award would be entitled on the effective date of such merger or consolidation; but a dissolution or complete liquidation of the Company or a merger, consolidation or other Reorganization in which the Company is not the surviving or resulting corporation, shall cause every Option, Stock Appreciation Right, and Restricted Stock Award outstanding hereunder to terminate on the effective date of such dissolution, complete liquidation, merger, consolidation, or other Reorganization; provided, however, that not less than thirty (30) days’ written notice prior to the effective date of the said transaction shall be given to each Grantee, who shall have the right to exercise his Option, Stock Appreciation Right, and/or Restricted Stock Award during the thirty (30) day period immediately preceding such effective date, as to all or any part of the shares covered thereby, including, without limitation, shares as to which such Option, Stock Appreciation Right, and/or Restricted Stock Award would not otherwise be exercisable by reason of an insufficient lapse of time or that the measuring year for the performance requirement had not then elapsed (anything contained hereinabove to the contrary notwithstanding); and provided further, that no such acceleration shall occur if any such transaction is approved by the affirmative vote of not less than seventy-five percent (75%) of the directors of the Company, and the surviving or resulting corporation shall assume such Option, Stock Appreciation Right, and/or Restricted Stock Award or tender an option or options to purchase its shares on its terms and conditions, both as to the number of shares and otherwise, and/or may tender such stock appreciation rights and/or restricted stock awards so as to provide substantially the same benefits available under the outstanding Options, Stock Appreciation Rights and/or Restricted Stock Awards.
          (c) The term “Reorganization” as used in this Section 5.1 means and refers to any statutory merger, statutory consolidation, sale of all or substantially all of the assets of the Company or its Subsidiary Corporations, or sale of twenty-five percent (25%) or more of the voting securities of the Company pursuant to which the Company becomes a subsidiary of or is controlled by, another person or is not the surviving or resulting corporation, all after the effective date of the Reorganization. The term Aperson@ refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein.
          (d) Except as provided in Section 5.1 (a) immediately above, issuance by the Company of shares of stock of any class of securities convertible into shares of Common Stock shall not affect the Options, Stock Appreciation Rights, or Restricted Stock Awards.
     Section 5.2 Additional Conditions. Any shares of Common Stock issued or transferred under any provision of the Plan may be issued or transferred subject to such conditions, in addition to those specifically provided in the Plan, as the Board of Directors may impose.
     Section 5.3 No Rights as Shareholder or to Employment. No Grantee or any other person authorized to purchase Common Stock upon exercise of an Option shall have any interest in or shareholder rights with respect to any shares of the Common Stock which are subject to any Option or Stock Appreciation Right until such shares have been issued and delivered to the Grantee or any such person pursuant to the exercise of such Option. Furthermore, the Plan shall not confer upon any Grantee any right of employment with the Company or one of its Subsidiary Corporations, including without limitation any right to continue in the employ of the Company or one of its Subsidiary Corporations, or affect the right of the Company or one of its Subsidiary Corporations to terminate the employment of a Grantee at any time, with or without cause.
     Section 5.4 General Restrictions. Each award under the Plan shall be subject to the requirement that, if at any time the Board of Directors shall determine that (a) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or federal law, or (b) the consent or approval of any government regulatory body, or agreement by the recipient of any award with respect to the disposition of shares of Common Stock, is necessary or desirable as a condition of, or in connection with, the granting of such award or the issue or purchase of shares of Common Stock thereunder, such award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval, or agreement shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. A participant shall agree, as a condition of receiving any award under the Plan, to execute any documents, make any representations, agree to restrictions on stock transferability, and take any actions which in the opinion of legal counsel to the Company are required by any applicable law, ruling, or regulation. The Company is in no event obligated to register any such shares, to comply with any exemption from registration requirements or to take any other action which may be required in order to permit, or to remedy or remove any prohibition or limitation on, the issuance or sale of such shares to any Grantee or other authorized person.
     Section 5.5 Conflict with Applicable Law. With respect to persons subject to Section 16 of the Securities Exchange Act of 1934 (the “1934 Act”), transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the Plan or action by the Board of Directors fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board of Directors.
     Section 5.6 Rights Unaffected. The existence of the Options, Stock Appreciation Rights, and Restricted Stock Awards shall not affect: (1) the right or power of the Company or its shareholders to make adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure or its business; (2) any issue of bonds, debentures, preferred or prior preference stocks affecting the Common Stock or the rights thereof; (3) the dissolution or liquidation of the Company or any of its Subsidiary Corporations, or the sale or transfer of any part of all of the assets or business of the Company or any of its Subsidiary Corporations; or (4) any other corporate act, whether of a similar character or otherwise.
     Section 5.7 Withholding Taxes. As a condition of exercise of an Option or Stock Appreciation Right or grant of a Restricted Stock Award, the Company may, in its sole discretion, withhold or require the Grantee to pay or reimburse the Company for any taxes which the Company determines are required to be withheld in connection with the grant of a Restricted Stock Award or any exercise of an Option or Stock Appreciation Right.

     Section 5.8 Choice of Law. The validity, interpretation, and administration of the Plan and of any rules, regulations, determinations, or decisions made thereunder, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with the laws of the State of Alabama.
     Without limiting the generality of the foregoing, the period within which any action in connection with the Plan must be commenced shall be governed by the laws of the State of Alabama, without regard to the place where the act or omissions complained of took place, the residence of any party to such action or the place where the action may be brought or maintained.
     Section 5.9 Amendment, Suspension and Termination of Plan. The Plan may, from time to time, be terminated, suspended, or amended by the Board of Directors in such respects as it shall deem advisable including, without limitation, in order that the Incentive Stock Options granted hereunder shall be “incentive stock options” as such term is defined in Section 422 of the Code, or to conform to any change in any law or regulation governing same or in any other respect; provided, however, that no such amendment shall change the following:
          (a) The maximum aggregate number of shares for which Options, Stock Appreciation Rights, and Restricted Stock Awards may be granted under the Plan, except as required under any adjustment pursuant to Section 5.1 hereof;
          (b) The Option exercise price, with the exception of any change in such price required as a result of any adjustment pursuant to Section 5.1 hereof and with the further exception of changes in determining the Fair Market Value of shares of Common Stock to conform with any then applicable provision of the Code or regulations promulgated thereunder;
          (c) The maximum period during which Options or Stock Appreciation Rights may be exercised;
          (d) The maximum amount which may be paid upon exercise of a Stock Appreciation Right;
          (e) The termination date of the Plan in any manner which would extend such date; or
          (f) The requirements as to eligibility for participation in the Plan in any material respect.
          Notwithstanding any other provision herein contained, the Plan shall terminate and all Options, Stock Appreciation Rights, and Restricted Stock Awards previously granted shall terminate, in the event and on the date of liquidation or dissolution of the Company, unless such dissolution or liquidation occurs in connection with a merger, consolidation or reorganization of the Company to which Section 5.1 hereof applies.

     Section 5.10 Section 409A. All Supplemental Stock Options, Stock Appreciation Rights and Restricted Stock Awards granted pursuant to this Plan are intended to either be exempt from the provisions of Section 409A of the Code or be treated as deferred compensation that meets the requirements of Section 409A, and any ambiguities in construction shall be construed accordingly. No acceleration or deceleration of any payments or benefits provided herein shall be permitted unless allowed under the requirements of Section 409A. If any compensation or benefits provided by this Plan may result in the application of Section 409A, the Plan shall be modified by the Company in the least restrictive manner (as determined by the Company) and without any diminution in the value of the payments to such participants as may be necessary in order to exclude such compensation from the definition of “deferred compensation” within the meaning of Section 409A or in order to comply with the provisions of Section 409A, other applicable provision(s) of the Code and/or any rules, regulations, and/or regulatory guidance issued under such statutory provisions. In the event that, after issuance of any Supplemental Stock Options, Stock Appreciation Rights or Restricted Stock Awards under this Plan, Section 409A is amended, the Board of Directors may modify the terms of any such previously issued option, right or award to the extent the Board of Directors determines that such modification is necessary or advisable to remain exempt from or to comply with the requirements of Section 409A.
AS APPROVED BY THE BOARD OF DIRECTORS OF THE COMPANY ON DECEMBER 17, 2008.

BANCTRUST FINANCIAL GROUP, INC.

By:	/s/ W. Bibb Lamar, Jr. Its: President and CEO